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                                   PANACO, INC.
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                                  PANACO, INC.

                                 1100 Louisiana
                                   Suite 5100
                              Houston, Texas 77002


                                           June 7, 2002

Dear Fellow Stockholder:

     This notice is to inform you that the Annual Meeting of Stockholders of PANACO, Inc. (the "Company"), originally scheduled to be held on June 14, 2002, has been postponed. A new annual meeting date and record date will be announced when such dates are determined. You will receive revised proxy materials regarding the Company's 2002 annual meeting originally sent to you on or about May 21, 2002.

     A copy of the press release announcing the postponement of the annual meeting is attached to this notice.

                                           Sincerely,



                                           /s/ Robert G. Wonish
                                           -------------------------------------
                                           Robert G. Wonish
                                           Chief Operating Officer and President

                    PANACO, Inc. to Postpone Annual Meeting

     Houston, TX, June 7, 2002 - PANACO, Inc. ("Company") (AMEX:PNO), an oil and gas exploration and production company, announced today that it will postpone its annual meeting of stockholders, originally scheduled for June 14, 2002, in light of its ongoing evaluation of strategic alternatives.

About PANACO, Inc.
------------------

     PANACO is an independent exploration and production company with operations focused primarily offshore in the Gulf of Mexico and onshore in the Gulf Coast Region.

     PANACO operates approximately 75% of its offshore and onshore wells as well as operates 12 offshore platforms and owns interests in 109 miles of offshore oil and natural gas pipelines greater than 10" diameter. The Company's daily production is currently averaging 32 MMCFE.






     PANACO, Inc. is an independent oil and gas exploration and production Company focused primarily on the Gulf of Mexico and the Gulf Coast Region. The Company acquires producing properties with a view toward further exploitation and development, capitalizing on state-of-the-art 3-D seismic and advanced directional drilling technology to recover reserves that were bypassed or previously overlooked. Emphasis is also placed on pipeline and other infrastructure to provide transportation, processing and tieback services to neighboring operators. PANACO's strategy is to systematically grow reserves, production, cash flow and earnings through acquisitions and mergers, exploitation and development of acquired properties, marketing of existing infrastructure, and a selective exploration program.

     Forward-looking statements in this press release are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including drilling risks, uncertainties in estimating reserves, risks inherent in oil and gas operations, volatility in oil and gas prices and others set forth in greater detail in the 2001 PANACO Annual Report on Form 10-K. No assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Forward-looking statements are made as of the date hereof and PANACO undertakes no obligation to update or revise such statements in the event of later changes.

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      PANACO, Inc., 1100 Louisiana, Suite 5100, Houston, Texas 77002-5220
Contact:Michele Hines,Investor Relations, Phone:(713)970-3100, Fax:(713)970-3151
                                 www.panaco.com